ASSET PURCHASE AGREEMENT

THIS AGREEMENT DATED AS OF THE 30TH DAY OF NOVEMBER, 2005 (the "Effective Date").

AMONG:

ZECOTEK LABORATORIES INC. a company incorporated under the laws of Canada having a place of business at Unit 210, 2386 East Mall, University of British Columbia, Vancouver, BC V6T 1Z3

("Zecotek")

AND:

ZECOTEK MEDICAL SYSTEMS INC., a company incorporated under the laws of British Columbia having a place of business at Suite 2250 – 1055 West Georgia Street, Vancouver, BC V6E 3P3

("ZMS")

AND:

ZECOTEK CRYSTALS INC., a company incorporated under the laws of British Columbia having a place of business at Suite 2250 – 1055 West Georgia Street, Vancouver, BC V6E 3P3

("Crystals")

AND:

ZECOTEK LASERS INC., a company incorporated under the laws of British Columbia having a place of business at Suite 2250 – 1055 West Georgia Street, Vancouver, BC V6E 3P3

("Lasers")

AND:

ZECOTEK 3D INC., a company incorporated under the laws of British Columbia having a place of business at Suite 2250 – 1055 West Georgia Street, Vancouver, BC V6E 3P3

("3D")

WHEREAS:

A.

Zecotek owns, controls or has rights to the biophotonic technologies described in Schedule “A” (the “Biophotonic Technology”), including the Contracts, Patents, Trade Marks, Technical Information and Tangible Assets (as those terms are defined herein) relating thereto (collectively, the “Purchased Assets”, as further defined herein);

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B.

ZMS, through its wholly owned subsidiaries, Crystals, Lasers and 3D (Crystals, Lasers and 3D are collectively, the “Subsidiaries”) (the Subsidiaries, together with ZMS, are collectively, the “Purchasers”), would like to purchase the Purchased Assets from Zecotek, and Zecotek would like to sell the Purchased Assets to the Purchasers, on the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.

Representations And Warranties

1.1

In order to induce Zecotek to enter into this Agreement and complete its obligations hereunder, the Purchasers represent and warrant to Zecotek that:

(a)

Each of the Purchasers is and remains duly incorporated under the laws of British Columbia and:

(i)

ZMS is a "reporting issuer" as that term is defined in the B.C. Securities Act (the "Securities Act");

(ii)

each of the Purchasers is in good standing with respect to the filing of annual reports with the B.C. Registrar of Companies; and

(iii)

the common shares of ZMS are listed on the TSX Venture Exchange ("TSXV");

(b)

as at the Effective Date:

(i)

the authorized share capital of ZMS consists of an unlimited number of common shares without par value of which 15,435,841 common shares are issued and outstanding;

(ii)

all of the issued and outstanding shares of each of the Subsidiaries are owned by ZMS;

(iii)

there are no commitments, plans or arrangements of any kind whatsoever to issue shares of the Purchasers, nor are there any outstanding "securities" (as that term is defined in the Securities Act) of any kind whatsoever calling for the issuance of any of the unissued shares of the Purchasers save and except as follows:

(A)

the shares of ZMS to be issued pursuant to this Agreement;

(B)

stock options entitling the holders to purchase up to a total of 1,360,000 shares of ZMS of which 800,000 are exercisable at $0.50 and 560,000 are exercisable at $0.70;

(C)

the stock options of ZMS to be issued pursuant to this Agreement; and

(D)

warrants entitling the holders to purchase up to a total of 1,080,000 shares of ZMS at prices between $0.50 and $0.74.

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(c)

upon their issuance, the ZMS Shares (as defined below) will be validly issued and outstanding as fully paid and non-assessable common shares of ZMS registered as directed by Zecotek, free and clear of all trade restrictions (except as provided for herein and by the TSXV and all applicable laws) and, except as may be created by Zecotek, liens, charges or encumbrances of any kind whatsoever;

(d)

all prospectuses, offering memorandums, filing statements, information circulars, material change reports, shareholder communications, press releases and other disclosure documents of ZMS including, but not limited to, financial statements, contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(e)

each of the Purchasers hold all licences and permits that are required for carrying on its business;

(f)

each of the Purchasers has the corporate power to carry on the business carried on by it and to be carried on by it to meet its obligations under this Agreement, and each of the Purchasers is duly qualified to carry on business in all jurisdictions in which it carries on business;

(g)

each of the Purchasers has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on each of the Purchasers enforceable against each in accordance with its terms and conditions;

(h)

there are no outstanding actions, suits, judgements, investigations or proceedings of any kind whatsoever against or affecting the Purchasers, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;

(i)

to the best of their knowledge, none of the Purchasers is in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever; and

(j)

the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Memorandum or Articles of the Purchasers, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which it is a party or by which it is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; or

(ii)

to the best of their knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by the Purchasers.

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1.2

The representations and warranties of the Purchasers are true and correct as of the Effective Date and shall be true and correct as of the Time of Closing as though they were made at that time, and should such not be the case, Zecotek shall be entitled, for a period of one year following Closing, to seek remedy against the Purchasers, as applicable, for any such misrepresentation or breach of warranty.

1.3

In order to induce the Purchasers to enter into this Agreement and complete its obligations hereunder, Zecotek represents and warrants to the Purchasers that:

(a)

Zecotek was and remains duly incorporated under the laws of Canada and Zecotek:

(i)

is not a "reporting issuer" as that term is defined in the Securities Act;

(ii)

does not carry on business in any territory or province of Canada save and except for British Columbia; and

(iii)

is in good standing with respect to the filing of annual reports with the Director of the Canada Business Corporations Act;

(b)

Zecotek has the corporate power to own the Purchased Assets and to meet its obligations under this Agreement, and Zecotek is duly qualified to carry on business in British Columbia;

(c)

the Vendor owns or holds licenses to all of the Purchased Assets, free and clear of all encumbrances whatsoever;

(d)

the Purchased Assets constitute all of the assets owned by the Vendor in the field of biophotonics;

(e)

Zecotek has not received notice from any person or entity claiming that any of the Purchased Assets infringes or misappropriates any of the intellectual property rights of any person or entity;

(f)

there are no contracts, licenses or agreements between Zecotek and any other person or entity with respect to the Purchased Assets under which there is any dispute known to Zecotek regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Zecotek thereunder;

(g)

to the best of the knowledge of Zecotek, none of the Purchased Assets is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Zecotek or that may affect the validity or use of the Purchased Assets, as applicable;

(h)

Zecotek has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on Zecotek enforceable against it in accordance with its terms and conditions;

(i)

to the extent that they might reasonably prevent Zecotek from meeting its obligations under this Agreement, there are no outstanding actions, suits, judgements, investigations or proceedings of any kind whatsoever against or affecting Zecotek at law or in equity or

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before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of the knowledge of Zecotek, any pending or threatened;

(j)

to the best of the knowledge of Zecotek, it is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever that might reasonably prevent it from meeting its obligations under this Agreement; and

(k)

the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles or Bylaws of Zecotek, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which it is a party or by which it is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; or

(ii)

to the best of its knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by Zecotek.

1.4

The representations and warranties of Zecotek are true and correct as of the Effective Date and shall be true and correct as of the Time of Closing as though they were made at that time, and should such not be the case, the Purchasers shall be entitled, for a period of one year following Closing, to seek remedy against Zecotek for any such misrepresentation or breach of warranty.

2.

Purchase and Sale

2.1

Subject to the terms and conditions of this Agreement, Zecotek agrees to sell the Purchased Assets (as defined in paragraph 2.2 below) to the Purchasers, and the Purchasers agree to purchase the Purchased Assets from Zecotek, on the Closing Date, for the sum of $7,410,000 (the "Purchase Price").

2.2

“Purchased Assets” means:

(a)

Contracts – to the extent of the existence of same, all right, title and interest of Zecotek in and to:

(i)

all research agreements relating to the Biophotonic Technology;

(ii)

all material transfer agreements relating to the Biophotonic Technology;

(iii)

all confidential disclosure agreements relating to the Biophotonic Technology; and

(iv)

all other contracts and agreements related to the Biophotonic Technology;

including, without limitation, those listed in Schedule 2.2(a) (collectively, the “Contracts”);

(b)

Patents – those patents, patent applications, complete, incomplete and provisional patent and patent applications, continuations, continuations in part and divisional patents and

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registrations for the Biophotonic Technology existing on the Effective Date in any jurisdiction world-wide, including those listed in Schedule 2.2(b) (the “Patents”);

(c)

Trade Marks – those trademarks, trade names, business names, service marks, packaging designs, logos and copyrights, and all applications and registrations for the foregoing in all jurisdictions and goodwill pertaining thereto, of Zecotek relating to the Biophotonic Technology, including those listed in Schedule 2.2(c) (the “Trade Marks”);

(d)

Technical Information – to the extent same exist and are in the possession or control of Zecotek, all of Zecotek’s existing information, data, drawings, specifications, product design histories, technical records, quality system documentation relating to the Biophotonic Technology, including, without limitation, technical reports, laboratory notebooks, process development data and formulation records (the “Technical Information”); and

(e)

Tangible Assets – those prototypes and other personal property and tangible assets of Zecotek listed in Schedule 2.2(e) (the “Tangible Assets”), which represent all tangible assets owned by the Vendor in the field of biophotonics.

2.3

The Purchase Price shall be paid by the Purchasers to Zecotek on the Closing Date as follows:

(a)

by the payment of $80,000 (the "Deposit") which was paid by ZMS on April 28, 2005;

(b)

by the payment of $280,000 (of which $80,000 has been paid by ZMS, with the balance to be paid by ZMS on the Closing Date) plus up to a further $58,000 for Zecotek's expenses in connection with this Agreement (of which $5,946.86 has been paid by ZMS, with the balance to be paid by ZMS on the Closing Date);

(c)

by the issuance to Zecotek of a total of 11,750,000 common shares of ZMS (the “ZMS Shares") at a deemed price of $0.60 per ZMS Share; and

(d)

by the issuance of such number of Class A Preferred Shares (the “Preferred Shares”) of each of the Subsidiaries which, upon conversion of the Preferred Shares into common shares of the respective Subsidiary, will represent 10% of the common shares of each such Subsidiary (with the Special Rights and Restrictions to be attached to such shares to be in a form mutually satisfactory to Zecotek and the Purchasers).

2.4

The Purchasers shall be responsible for all sales taxes associated with the purchase and sale of the Purchased Assets as contemplated hereunder. To the extent that any of these sales taxes are to be remitted by Zecotek directly to a taxing authority, ZMS will add this amount to the Cash Payment delivered on Closing.  The Purchase Price shall be allocated as to 100% to the Patents, Trade Marks and Technical Information.  Zecotek and the Purchasers shall file their respective tax returns prepared in accordance with such allocation.  Zecotek and the Purchasers shall jointly elect in the form and within the time prescribed pursuant to section 85 of the Income Tax Act (Canada) in respect of the transfer of the Purchased Assets to the Purchasers pursuant to this Agreement.

2.5

The Purchasers will assume and pay, perform, discharge, satisfy and be liable for, and the Purchaser will hold harmless and indemnify Zecotek from and against, all obligations, commitments and liabilities of and claims against Zecotek (whether absolute, accrued or contingent) relating to the sale of the Purchased Assets (the “Assumed Liabilities”).  The Purchasers’ obligation of indemnification under this

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paragraph 2.5 shall survive the Closing.  Without limiting the generality of the foregoing, it is agreed that Zecotek will have no liability for any of the following obligations or liabilities: (a) all liabilities in respect of the Purchased Assets and the sale of the Biophotonics Technology; (b) all liabilities in respect of the Contracts; and (c) all liabilities in respect of all infringement actions, interferences, oppositions, re-examinations, reissues, revocations, nullifications or any official proceedings involving any Patents or other intellectual property rights.

2.6

Zecotek acknowledges to and agrees with the Purchasers that:

(a)

the issuance of ZMS Shares will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to such issuance;

(b)

Zecotek is resident in British Columbia and, as such:

(i)

Zecotek is knowledgeable of, or has been independently advised as to, the applicable Securities Rules which would apply to the issuance of the ZMS Shares; and

(ii)

Zecotek is acquiring the ZMS Shares pursuant to Exemptions under the Securities Rules.

(c)

because the issuance of the ZMS Shares is being made pursuant to the Exemptions:

(i)

Zecotek is restricted from using certain of the civil remedies available under the applicable Securities Rules;

(ii)

Zecotek may not receive information that might otherwise be required to be provided to Zecotek, and ZMS is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

(iii)

no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the ZMS Shares;

(iv)

there is no government or other insurance covering the ZMS Shares;

(v)

an investment in the ZMS Shares is speculative and of high risk; and

(vi)

there are trade restrictions on Zecotek's ability to resell the ZMS Shares, and it is the responsibility of Zecotek to find out what those trade restrictions are and to comply with them before selling the ZMS Shares;

(d)

because of the trade restrictions imposed by operation of applicable Securities Rules, the certificates representing the ZMS Shares will bear such legends as may be required by applicable Securities Rules and by the rules and policies of the TSXV; and

(e)

without in any way limiting the generality of the foregoing, the trade restrictions in British Columbia provide that Zecotek must hold and not sell, transfer or in any manner dispose of the ZMS Shares in British Columbia prior to midnight on the four-month

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anniversary of the Closing Date unless the disposition is made in accordance with all applicable Securities Rules and that the ZMS Shares may be subject to time-based, TSXV imposed escrow for up to six years.

3.

Covenants, Agreements and Acknowledgements

3.1

ZMS covenants and agrees with Zecotek that it shall:

(a)

from and including the Effective Date through to and including the Time of Closing, permit Zecotek, itself and through its directors, officers, employees and authorized agents and representatives (collectively "Zecotek's Representatives"), at its own cost, full access to ZMS’s property, books and records including, without limitation, all of the assets, contracts and minute books of ZMS, so as to permit Zecotek's Representatives to make such investigation (the "Zecotek Investigation") of ZMS as it deems necessary;

(b)

use its best efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder on or before February 28, 2006, with conditional Regulatory Approval obtained on or before December 31, 2005;

(c)

use reasonable commercial efforts to have the TSXV not classify the transactions contemplated herein as a “Change of Business” or “Fundamental Acquisition” under the TSXV policies (Zecotek will assist ZMS in providing the necessary information and documentation to the TSXV in that regard). The parties acknowledge that the determination of this issue will be made by the TSXV in its sole discretion;

(d)

use reasonable commercial efforts to have the TSXV and the British Columbia Securities Commission not require audited financial statements of any entity other than Zecotek;

(e)

use reasonable commercial efforts to have the TSXV impose the least restrictive escrow, pooling and any other similar restrictions, if any, on the ZMS Shares as defined below;

(f)

use reasonable commercial efforts to increase the number of options issuable under its stock option plan to 5,200,000, subject to shareholder and Regulatory Approval;

(g)

use reasonable commercial efforts to issue the maximum number of options at the then market price to employees, consultants, directors and officers of ZMS and its Subsidiaries, as may be specified by Zecotek, subject to Regulatory Approval;

(h)

use reasonable commercial efforts to change its name to “Zecotek Biophotonics Inc.” or such other name as approved by the shareholders and directors of ZMS, subject to Regulatory Approval;

(i)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Purchasers remain true and correct and not do any such act or thing that would render any representation or warranty of the Purchasers untrue or incorrect;

(j)

from and including the Effective Date through to and including the Time of Closing, preserve and protect the listing of ZMS on the TSXV; and

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(k)

except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to it, while this Agreement is in effect and for a period of one year thereafter, keep confidential all discussions and communications between the parties including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them and, if requested by Zecotek to do so, ZMS shall arrange for the Subsidiaries or its directors, officers, employees, authorized agents and representatives that are or that may become aware of the relationship between the parties created by this Agreement to provide to Zecotek a letter confirming their agreement to be personally bound by these non-disclosure provisions.

3.2

Each of the Purchasers acknowledges to and agrees with Zecotek that the Zecotek Investigation shall in no way limit or otherwise adversely affect the rights of the Zecotek as provided for hereunder in respect of the representations and warranties of the Purchasers contained in this Agreement.

3.3

Zecotek covenants and agrees with the Purchasers that it shall:

(a)

from and including the Effective Date through to and including the Time of Closing, permit ZMS, through its directors, officers, employees and authorized agents and representatives (collectively "ZMS’s Representatives") full access to Zecotek's books, records and property relating to the Purchased Assets , so as to permit ZMS to make such investigation (the "ZMS Investigation") of the Purchased Assets as ZMS deems necessary;

(b)

on or before the Closing, provide to ZMS all such further documents, instruments and materials and do all such acts and things as may be required by ZMS to obtain Regulatory Approval;

(c)

from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Zecotek remain true and correct, and not do any such act or thing that would render any representation or warranty of Zecotek untrue or incorrect;

(d)

from and including the Effective Date through to and including the Time of Closing, preserve and protect the Purchased Assets;

(e)

not enter into an agreement with any other person in respect of a purchase and sale of any part of the Purchased Assets without the consent of the Purchasers, such consent not to be unreasonably withheld; and

(f)

except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to it, while this Agreement is in effect and for a period of one year thereafter, keep confidential all discussions and communications between the parties including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them and, if requested by ZMS to do so, Zecotek shall arrange for its directors, officers, employees, authorized agents and representatives that are or that may become aware of the relationship between the parties created by this Agreement to provide to ZMS a letter confirming their agreement to be personally bound by these non-disclosure provisions.

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3.4

Zecotek acknowledges to and agrees with the Purchasers that the ZMS Investigation shall in no way limit or otherwise adversely affect the rights of ZMS or the Subsidiaries as provided for hereunder in respect of the representations and warranties of Zecotek contained in this Agreement.

4.

Conditions Precedent

4.1

Zecotek's obligations under this Agreement including, without limitation, its obligation to close this Agreement, are subject to the fulfilment, to its satisfaction, of the following conditions:

(a)

ZMS or the Subsidiaries entering into employment or consulting agreements with those persons identified in Schedule “B” in a form satisfactory to Zecotek;

(b)

ZMS appointing one nominee of Zecotek to its board of directors by no later than the date of its next annual general meeting;

(c)

ZMS appointing a further two nominees of Zecotek to its board of directors and two directors of ZMS, as determined by Zecotek, resigning;

(d)

audited financial statements not being required under NI 51-102 (Continuous Disclosure Obligations) or by the TSXV for any entity other than Zecotek;

(e)

audited financial statements of ZMS for the year ended July 31, 2005 being filed with the applicable securities commissions in Canada without a reservation of opinion;

(f)

options, priced at the market price at the time of grant, having been granted to employees, consultants, directors and officers of ZMS and its Subsidiaries, as directed by Zecotek, subject to Regulatory Approval;

(g)

Zecotek shall have been able to complete the Zecotek Investigation to its reasonable satisfaction;

(h)

as of the Time of Closing, the Purchasers shall have complied with all of its covenants and agreements contained in this Agreement; and

(i)

as of the Time of Closing, the representations and warranties of the Purchasers contained in this Agreement shall be completely true and correct as if such representations and warranties had been made by the Purchasers, as applicable, as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of Zecotek and may be waived by it in whole or in part on or before the Time of Closing.  If the condition to closing set out in section 4.1(g) has not been obtained or waived on or before November 30, 2005, this Agreement shall terminate and be of no further force and effect.

4.2

Each of the Purchasers’ obligations under this Agreement including, without limitation, its obligation to close this Agreement, are subject to the fulfilment, to its satisfaction, of the following conditions that:

(a)

the receipt of all Regulatory Approvals including acceptance to the transactions contemplated herein from the TSXV;

(b)

the receipt of shareholder approval to the transactions contemplated by this Agreement, if required by the TSXV;

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(c)

ZMS shall have been able to complete the ZMS Investigation to its reasonable satisfaction;

(d)

on or before the Time of Closing, Zecotek shall have obtained all necessary third party consents (the “Consents”), in written form acceptable to ZMS acting reasonably, to the assignment of the Purchased Assets to ZMS;

(e)

as of the Time of Closing, Zecotek shall have complied with all of its covenants and agreements contained in this Agreement; and

(f)

as of the Time of Closing, the representations and warranties of Zecotek contained in this Agreement shall be completely true and correct as if such representations and warranties had been made by Zecotek as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of the Purchasers and may be waived by the Purchasers in whole or in part on or before the Time of Closing.  If the conditions to closing set out in sections 4.2(c) and 4.2(d) have not been obtained or waived on or before November 30, 2005, this Agreement shall terminate and be of no further force and effect.

4.3

The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to the approval ("Regulatory Approval") of the TSXV.

5.

Closing

5.1

The completion of the transactions contemplated under this Agreement shall be closed (the "Closing") at the offices of Catalyst Corporate Finance Lawyers, Suite 1400, 1055 West Hastings Street, Vancouver, British Columbia, at 9:00 a.m. local time in Vancouver, B.C. (the "Time of Closing") on the fifth business day (the "Closing Date") following the date Regulatory Approval is given or on such day (the "Closing Date") as the parties may agree upon.

5.2

If the Closing has not occured on or before February 28, 2006, this Agreement shall terminate and be of no further force and effect.

5.3

At the Time of Closing on the Closing Date, Zecotek shall deliver to the Purchasers the following Closing documents:

(a)

certified true copies of the resolutions of the board of directors of Zecotek evidencing that the board of Zecotek has approved this Agreement and all of the transactions of Zecotek contemplated hereunder;

(b)

the Consents referred to in subparagraph 4.2(e);

(c)

any materials (such as assignments, bills of sale etc.) necessary to effect good transfer of the Purchased Assets to the Purchasers;

(d)

a consent to act executed by each of Zecotek’s three board nominees;

(e)

a duly completed election form pursuant to section 85 of the Income Tax Act (Canada) in respect of the transfer of the assets contemplated by this Agreement and the Amended and Restated Asset Purchase Agreement (the “2004 Asset Purchase Agreement) dated

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October 20, 2004 among Zecotek Holdings Inc., ZMS (then, Zecotek Photonics Inc.) and Equicap Financial Corp. in a form acceptable to Zecotek;

(f)

an agreement to terminate section 2.4 of the 2004 Asset Purchase Agreement, an agreement to terminate the Support Agreement between Photonics and Zecotek dated January 1, 2005 and an agreement to terminate the Letter of Intent between ZMS and Zecotek Holdings Ltd. dated April 25, 2005, duly executed by Zecotek or Zecotek Holdings Ltd., as applicable; and

(g)

a certificate of confirmation signed by two officers of Zecotek in the form attached as Schedule "C" to this Agreement.

5.4

At the Time of Closing on the Closing Date, ZMS shall deliver to Zecotek the following Closing documents:

(a)

a certified true copy of the resolutions of the board of directors of the Purchasers evidencing that the board of the Purchasers have approved this Agreement, the appointment of Zecotek's three nominees to the board of directors, and all of the transactions of the Purchasers, as applicable, contemplated hereunder;

(b)

evidence that one director of ZMS, as determined by Zecotek, has resigned;

(c)

evidence that Regulatory Approval has been obtained;

(d)

share certificates representing the ZMS Shares and the Preferred Shares registered in the name of the Zecotek or as Zecotek may direct, as provided for in subparagraphs 2.3(c) and 2.3(d) of this Agreement;

(e)

an agreement to terminate section 2.4 of the 2004 Asset Purchase Agreement, an agreement to terminate the Support Agreement between Photonics and Zecotek dated January 1, 2005 and an agreement to terminate the Letter of Intent between ZMS and Zecotek Holdings Ltd. dated April 25, 2005, duly executed by ZMS or Photonics as applicable;

(f)

executed employment or consulting agreements with those persons in Schedule “B” in a form satisfactory to Zecotek; and

(g)

a certificate of confirmation signed by two officers of each of the Purchasers in the form attached as Schedule "D" to this Agreement.

6.

General

6.1

Any reference in this Agreement to “the best of the knowledge of Zecotek” will be deemed to mean the actual knowledge of the senior management of Zecotek.

6.2

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

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6.3

The schedules to this Agreement and the recitals to this Agreement constitute a part of this Agreement.  The headings in this Agreement are for reference only and do not constitute terms of the Agreement.  Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

6.4

This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. In particular, upon the execution and delivery of this Agreement, the Term Sheet made between the parties dated August 5, 2005, is hereby terminated and of no further force and effect.

6.5

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.  The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

6.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

6.7

Any notice, request, demand or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by fax to the parties at their following respective addresses:

To Zecotek Laboratories Inc.:

Zecotek Laboratories Inc.

Unit 210 – 2386 East Mall

University of British Columbia

Vancouver, BC

V6T 1Z3

Attention:

Dr. Faouzi Zerrouk

Fax:

604-827-5214

Email:

fzerrouk@zecotek.com

To Zecotek Medical Systems Inc. or any of the Subsidiaries

Suite 2250 – 1055 West Georgia Street
Vancouver, BC
V6E 3P3

Attention:

Grant Macdonald

Fax:

604-688-2205

Email:

grant@maccap.com

100206/1155/二97

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and the party sending such notice should request acknowledgement of delivery and the party receiving such notice should provide such acknowledgement.  Notwithstanding whether or not a request for acknowledgement has been made or replied to, whether or not delivery has actually occurred will be a question of fact.  If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt.

6.8

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

6.9

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of British Columbia.

6.10

This Agreement may be signed by fax and in counterpart and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

THE CORPORATE SEAL of ZECOTEK LABORATORIES INC. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) c/s ) ) ) )
THE CORPORATE SEAL of ZECOTEK MEDICAL SYSTEMS INC. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) c/s ) ) ) )

100206/1155/二97

THE CORPORATE SEAL of ZECOTEK CRYSTAL INC. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) c/s ) ) ) )
THE CORPORATE SEAL of ZECOTEK LASERS INC. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) c/s ) ) ) )
THE CORPORATE SEAL of ZECOTEK 3D INC. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) c/s ) ) ) )

100206/1155/二97

SCHEDULE "A"

LIST OF BIOPHOTONIC TECHNOLOGIES

Technology
New scintillation crystal with emission in the green wavelength region
Solid State / fibre : Blue Laser (488nm) for bio-instrumentation
Solid-State Ophthalmology laser
Solid-State laser for Heart Revascularisation
Thin-film waveguide bio-medical Laser.
Solid-State UV Laser for TB Treatment
Green Fibre Laser for bio-medical application
Light Source for Optical Coherence Tomography
Real-time Auto-Stereoscopic Display (a)
New-generation Photo-detector for medical imaging (b)
Combined PET MRI enabling technology

100206/1155/二97

SCHEDULE "B"

LIST OF EMPLOYEES AND CONSULTANTS

Employees

Faouzi Zerrouk*

Alexi Oleinik

A. Oumyskov

Emin Goulanian

Nikolai Kostrov

Pavel Trotchanovitch

Khaled Zioueche

Sergei Khorev

Susana Mendez-Alcala

Nadeem Rauf

Anatoli Sirotkin

Victor Vlasov

Yuri Kalachev

Vladimir Podreshetnikov

Stephen Rowe*

Consultants

Faouzi Zerrouk*
Michel Coderre

Alexander Zagunmenyi

Yuri Zavartsev

Sergei Kotovoi

Oleg Vytoulev

Viktor Mikhailov

Valodia Novikov
Stephen Rowe*

*

Note:  The parties will agree, on or prior to the Closing Date, whether Dr. Zerrouk and Stephen Rowe will be retained by ZMS or the Subsidiaries as consultants or employees.

100206/1155/二97

SCHEDULE "C"

CERTIFICATE OF CONFIRMATION

Pursuant to the Asset Purchase Agreement made as of  ____________ (the "Agreement") among Zecotek Laboratories Inc., Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek 3D Inc. and Dr. Faouzi Zerrouk., on behalf of Zecotek Laboratories Inc. the undersigned confirm to Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek 3D Inc. that the representations and warranties of Zecotek Laboratories Inc. contained in the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, as that term is defined therein.

Dated this ____ day of ____________________, 2005.

Zecotek Laboratories Inc.

per:

Authorized Signatory

Name and Title: _________________________

Authorized Signatory

Name and Title: _________________________

100206/1155/二97

SCHEDULE "D"

CERTIFICATE OF CONFIRMATION

Pursuant to the Asset Purchase Agreement made effective as of ________________ (the "Agreement") between Zecotek Laboratories Inc., Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek [3D] Inc. and Dr. Faouzi Zerrouk, on behalf of [Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek 3D Inc. as applicable]  the undersigned confirm to Zecotek Laboratories Inc. that the representations and warranties of [Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek 3D Inc. as applicable] contained in the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, as that term is defined therein.

Dated this ______ day of _____________________, 2005.

[Zecotek Medical Systems Inc., Zecotek Crystals Inc. Zecotek Lasers Inc., Zecotek 3D Inc. as applicable]

per:

Authorized Signatory

Name and Title: _________________________

Authorized Signatory

Name and Title: _________________________

100206/1155/二97

SCHEDULE 2.2(A)

LIST OF CONTRACTS

Technology	Party	Date of Agreement	Nature of Agreement
New scintillation crystal with emission in the green wavelength region	n/a	n/a	n/a
Solid State Blue Laser (488nm) for bio-instrumentation	n/a	n/a	n/a
Solid-State Ophthalmology laser	n/a	n/a	n/a
Solid-State laser for Heart Revascularisation	n/a	n/a	n/a
Thin-film waveguide bio-medical Laser. Applications	UBC	n/a	Collaborative Research Agreement
Solid-State UV Laser for TB Treatment)	n/a	n/a	n/a
Green Fibre Laser for bio-medical applications	n/a	n/a	n/a
Blue 488nm Fibre Laser for bio-instrumentation	n/a	n/a	n/a
Light Source for Optical Coherence Tomography	UBC	n/a	Collaborative Research Agreement
Real-time Stereoscopic Display (c)	n/a	n/a	n/a
New-generation Photo-detectors for medical imaging applications (d)	n/a	n/a	n/a
Combined dedicated PET/MRI	n/a	n/a	n/a

100206/1155/二97

SCHEDULE 2.2(B)

LIST OF PATENTS

Technology	Patent Title	Jurisdiction	Filing Date	Application Number	Status of Patent
New scintillation crystal with emission in the green wavelength region	In progress	n/a	n/a	n/a	n/a
Solid State Blue Laser (488nm) for bio-instrumentation	In progress	n/a	n/a	n/a	n/a
Solid-State Ophthalmology laser	In progress	n/a	n/a	n/a	n/a
Solid-State laser for Heart Revascularisation	In progress	n/a	n/a	n/a	n/a
Thin-film waveguide bio-medical laser applications	n/a	n/a	n/a	n/a	n/a
Solid-State UV Laser for TB Treatment)	n/a	n/a	n/a	n/a	n/a
Green Fibre Laser for bio-medical applications	n/a	n/a	n/a	n/a	n/a
Blue 488nm Fibre Laser for bio-instrumentation	n/a	n/a	n/a	n/a	n/a
Light Source for Optical Coherence Tomography	n/a	n/a	n/a	n/a	n/a

100206/1155/二97

Real-time Stereoscopic Display	3D Stereoscopic Display And System	Russia and PCT application	August 22, 2003	2003125624	Pending
New-generation Photo-detectors for medical imaging applications (e)	n/a	n/a	n/a	n/a	n/a
Combined dedicated PET/MRI	n/a	n/a	n/a	n/a	n/a

100206/1155/二97

SCHEDULE 2.2(C)

LIST OF TRADE MARKS

Biophotonic technologies

Technology	Trademark
New scintillation crystal with emission in the green wavelength region	n/a
Solid State Blue Laser (488nm) for bio-instrumentation	n/a
Solid-State Ophthalmology laser	n/a
Solid-State laser for Heart Revascularisation	n/a
Thin-film waveguide bio-medical Laser.	n/a
Solid-State UV Laser for TB Treatment	n/a
Green Fibre Laser for bio-medical application	n/a
Blue 488nm Fibre Laser for bio-instrumentation	n/a
Light Source for Optical Coherence Tomography	n/a
Real-time Stereoscopic Display (f)	n/a
New-generation Photo-detector for medical imaging (g)	n/a
Combined dedicated PET/MRI	n/a

100206/1155/二97

SCHEDULE 2.2(D)

LIST OF TECHNICAL INFORMATION

Technology	Technical information
New scintillation crystal with emission in the green wavelength region

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any  technology or application outside the field of bio-photonics.

Solid State Blue Laser (488nm) for bio-instrumentation

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Solid-State Ophthalmology laser

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Solid-State laser for Heart Revascularisation

All Technical Information, as defined in paragraph 2.2 (d that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Thin-film waveguide bio-medical Laser.

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

100206/1155/二97

Solid-State UV Laser for TB Treatment

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Green Fibre Laser for bio-medical applications

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Blue 488nm Fibre Laser for bio-instrumentation

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Vanadate (YVO4) Crystal Material for medical solid state lasers

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Light Source for Optical Coherence Tomography

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

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Real-time Stereoscopic Display

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

New-generation Photo-detector for medical imaging

All Technical Information, as defined in paragraph 2.2 (d that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

Combined dedicated PET/MRI

All Technical Information, as defined in paragraph 2.2 (d), that is related to or pertains to the said Bio-Photonic Technology, subject to the proviso that Zecotek shall retain a concurrent right of use of said Technical Information, as it exists on the date of this Agreement, to the extent that said Technical Information may be relevant for the purpose of the development of any technology or application outside the field of bio-photonics.

100206/1155/二97

SCHEDULE 2.2(E)

LIST OF TANGIBLE ASSETS

1)

Prototype of the Solid State 488 nm laser in the final integration stage.

2)

Prototype of the Solid State laser for Heart Revascularization in clinical trial stage.

3)

Prototype of the 3D stereoscopic screen (Monochrome) in optimization stage.

100206/1155/二97